EXHIBIT 1

                                    Agreement
                                    ---------

            Entered into in Ramat Gan as of the 9th day of May, 2010


By and between     Internet Gold - Golden Lines Ltd.
                   Located at 2 Dov Friedman Street, Ramat Gan
                   (Hereinafter, the "Purchaser")

                                                              Of the first part;
                                                               -----------------

And                ____________________________
                   ID No. ______________________
                   From ___________________
                   Hereinafter, the "Seller")

                                                             Of the second part;
                                                              ------------------



WHEREAS, __________ ordinary shares par value NIS 0.1 per share of B. Communications Ltd. (hereinafter, the "Company") are being held in trust for the Seller by Eyal Rubin, CPA, from the Ziv Haft Accounting Firm (hereinafter, the "Trustee"), which shares were issued to the Seller in accordance with the Company's 2007 option plan (hereinafter, the "Sold Shares"); and

WHEREAS, the Seller wishes to sell the Sold Shares to the Purchaser, and the Purchaser wishes to purchase the Sold Shares from the Seller, pursuant to the terms of this Agreement, as set forth below;

     NOW, THEREFORE, the parties stipulate and agree as follows:

1. Preamble
   --------

     1.1. The preamble and appendices hereto constitute an integral part hereof. In case of a contradiction between the provisions of the Agreement and the provisions of any of the appendices hereto, the provisions of the Agreement shall prevail.

     1.2. The sections and headings of this Agreement are for convenience only, and are not to be considered in interpreting the Agreement.


2. Transaction
   -----------

     As of the Closing Date (as defined below), the Seller shall sell the Purchaser the Sold Shares and the Purchaser shall purchase the Sold Shares from the Seller for an aggregate consideration of NIS __________
     (hereinafter, the "Share Purchase Consideration"), subject to and in accordance with the terms of this Agreement.


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3.  Seller's Representations
    ------------------------

     The Seller hereby represents and warrants towards the Purchaser as follows:

     3.1. It is entitled to sell the Sold Shares and has not granted any third party any rights in the Sold Shares, except for the holding of the Sold Shares by the Trustee for the purpose of securing payment of the tax related to the sale thereof, pursuant to the provisions of the Income Tax Ordinance (New Version) (hereinafter, the "Ordinance") and the regulations and rules promulgated thereunder, and except for the Loan Agreement between the Purchaser and Seller dated April 28, 2010 (hereinafter, the "Loan Agreement").

     3.2. It is authorized and permitted to enter into this Agreement and perform its undertakings hereunder.

     3.3. It is executing this Agreement of its own free will, without the Seller having been given any advice by the Purchaser, the Company or anyone on their behalf, regarding the worthiness of the sale of the shares or regarding the tax implications of the sale of the shares. The Seller is not entering into this Agreement on the basis of any implicit or explicit representation of the Purchaser or anyone on its behalf, with the exception of the representations explicitly provided in Section 4 below, and it waives any argument or claim against the Purchaser in connection with any other representation, as aforementioned.

     3.4. Any tax  levied  by law  which  shall  apply  to the  sale of the Sold
          Shares, shall be borne by the Seller and shall not be borne by the Purchaser, directly or indirectly. If, for any reason, the Purchaser is demanded to pay tax applying to the Seller, the Seller shall return such amounts to the Purchaser immediately upon such demand.

4. Purchaser's Representations
   ---------------------------

     The Purchaser represents and warrants towards the Seller as follows:

     4.1. It is authorized and permitted to execute this Agreement and perform its undertakings hereunder.

     4.2. It is purchasing the Sold Shares in as-is condition, without any representation on the part of the Seller, with the exception of its explicit representations in Section 3 above, and it waives any argument or claim against the Seller in connection with any other representation, as aforementioned. For the avoidance of doubt, it is clarified that nothing in the foregoing derogates from the provisions of Section 3.4 above.

     4.3. It has the financial means to perform its undertakings hereunder.


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5.   Consummation of the Transaction and Payment
     of the Consideration for the Sold Shares
     ----------------------------------------

     As of the date of Closing of the share purchase transaction contemplated hereunder, which shall occur on [May 9, 2010] (hereinafter, the "Closing Date"), the Seller shall transfer to the Purchaser the Sold Shares free and clear of any obligation, encumbrance or any other right of the Seller or a third party, concurrently with and against payment of the Consideration, as set forth in this Section below. For such purpose, all the actions set forth below shall be performed on the Closing Date, and they shall be regarded as having been performed simultaneously, and no action shall be deemed to have been completed without the other actions having been completed, as set forth below:

     5.1. The Seller shall provide the Purchaser with a share transfer deed for the Sold Shares, in the form attached hereto as Appendix A, signed by the Trustee and a witness to his signature, as well as the share certificate issued to the Trustee with respect to the Shares Sold.

     5.2. The Purchaser and a witness to its signature shall sign the share transfer deed (Appendix A).

     5.3. The Purchaser shall pay the Seller the Share Purchase Consideration, in the amount of NIS __________, as follows:

          5.3.1. A total of NIS ________ shall be paid by way of repayment of the loan which the Purchaser provided to the Seller under the Loan Agreement (NIS ______ for the Loan principal, NIS ________ for the interest on the Loan and NIS _________ for the Value Added Tax on the interest, which the Purchaser shall pay to the VAT authorities).

               For the avoidance of doubt, it is clarified that the said amounts constitute a portion of the Share Purchase Consideration for all intents and purposes. Nevertheless, it is clarified that the parties have agreed that the amounts in this Section shall not be transferred to the Seller, but shall be used for repayment of the balance of the Loan in favor of the Purchaser, as set forth above.

          5.3.2. The Purchaser shall transfer the balance, in the amount of NIS _______ to account no. _________ in Bank Leumi, branch no. ____, in the Trustee's name (Ziv Haft Trust Company Ltd.), in trust for the Seller (hereinafter, the "Seller's Trust Account").

6.   Deduction of Tax and Trustee's Fees With Respect to the Sold Shares
     -------------------------------------------------------------------

     Out of the amount which the Purchaser is to deposit in the Seller's Trust Account, as aforementioned, the Trustee shall deduct the tax amounts with respect to the sale of the Sold Shares (which the Trustee shall transfer to the tax authorities) and shall also deduct the Trustee's fees and expenses, all as set forth in the Letter of Instructions to the Trustee, Appendix B hereto.

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7.   Miscellaneous and Notices
     -------------------------


     7.1. This Agreement shall be governed by the laws of the State of Israel, and the courts in the Tel Aviv District Court shall have sole and absolute jurisdiction with respect to all matters pertaining to this Agreement.

     7.2. No modification, amendment, addition, waiver or non-exercise of a right under this Agreement shall be valid unless set forth explicitly in a document and signed by the parties.

     7.3. The Seller may not assign its rights and obligations hereunder to any third party.

     7.4. The Seller  undertakes  to sign  additional  documents,  to the extent
          reasonably   required  to  perform  the  actions  set  forth  in  this
          Agreement.

     7.5. The Seller undertakes to keep the contents of this Agreement and the actual execution thereof confidential, and to refrain from disclosing any information with respect hereto, except when such disclosure is required by applicable law or upon the instructions of a competent authority, provided that the Purchaser is provided prior notice and an opportunity to prevent the disclosure (to the extent possible).

     7.6. Notices in connection with this Agreement shall be in writing and shall be sent via registered mail (with a request for confirmation of delivery), or shall be delivered by hand to the parties' addresses designated in the preamble hereto (or to any other address of which written notice is provided to all parties to this Agreement), or shall be transmitted by facsimile, and all such notices shall be deemed to have been delivered upon the earlier of the following dates: upon the actual delivery thereof (or upon being offered to the recipient, in the event of its refusal to accept it) or seven (7) days after having been sent by registered mail, provided that confirmation of delivery is received, or 24 hours after having been transmitted by facsimile, provided that confirmation is received from the sender's fax machine.


          IN WITNESS WHEREOF, the parties hereto affix their signature:



              -----------------------------------        -----------------------
               Internet Gold - Golden Lines Ltd.               [The Seller]



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     Trustee's Confirmation
     ----------------------

     I hereby confirm that I shall act in accordance with the provisions of this Agreement which pertain to me.



                                         ---------------------------
                                                Eyal Rubin, CPA












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